Exhibit 10.7

August 25, 2016

WCW (Willie) Chiang

Re:    Amendment of Phantom Unit Grant Letter dated August 24, 2015

Dear Willie:

The Compensation Committee and Board of Directors of Plains All American GP LLC has approved certain modifications to the vesting terms of your long term incentive plan grant letter dated August 24, 2015 (the “August 2015 Grant Letter”). Accordingly, effective as of the date of this letter, the August 2015 Grant Letter is hereby amended to replace paragraph 1 thereof in its entirety with the following:

1.
Subject to the further provisions of this Agreement, your Phantom Units shall vest (become payable in the form of one Common Unit of PAA for each Phantom Unit) as follows: (i) forty percent (40%) shall vest upon the later to occur of the August 2018 Distribution Date and the first date following the date hereof on which the Partnership pays a quarterly distribution of at least $0.575 per unit ($2.30 on an annualized basis); (ii) thirty percent (30%) shall vest upon the later to occur of the August 2019 Distribution Date and the first date following the date hereof on which the Partnership pays a quarterly distribution of at least $0.60 per unit ($2.40 on an annualized basis) and (iii) thirty percent (30%) shall vest upon the later to occur of the August 2020 Distribution Date and the first date following the date hereof on which the Partnership pays a quarterly distribution of at least $0.625 per unit ($2.50 on an annualized basis). Any remaining Phantom Units that are not vested by the August 2021 Distribution Date, and any tandem DERs associated with such Phantom Units, shall expire on such date.

Except as amended hereunder, the August 2015 Grant Letter shall remain in full force and effect according to its terms.

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC
By: PLAINS AAP, L.P.
By: PLAINS ALL AMERICAN GP LLC

By:	/s/ Richard K. McGee

Name:	Richard K. McGee

Title:	Executive Vice President & General Counsel

333 Clay Street, Suite 1600 ■ Houston, Texas 77002 ■ 713/646-4100 or 800-564-3036